Exhibit 5.2

CONSENT OF

OSLER, HOSKIN & HARCOURT LLP

July 28, 2016

Precision Drilling Corporation

800, 525 – 8th Avenue S.W.

Calgary, Alberta, Canada

T2P 1G1

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-10 of Precision Drilling Corporation

We have acted as counsel to Precision Drilling Corporation (the “Registrant”) in connection with the registration statement on Form F-10, as amended (the “Registration Statement”), filed on July 28, 2016 by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”).

We acknowledge that we are referred to under the headings “Enforcement of Judgments” and “Interest of Experts” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whom consent is required by the Securities Act or the rules thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP